Investment Company Act File No. 811-5571


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                         PRE-EFFECTIVE AMENDMENT NO. ___
                        POST-EFFECTIVE AMENDMENT NO. ___

                          AND/OR REGISTRATION STATEMENT
                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                                AMENDMENT NO. 18

                 -----------------------------------------------
                           THE INDIA GROWTH FUND INC.
                  ---------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                   c/o Mitchell Hutchins Asset Management Inc.
                           1285 Avenue of the Americas
                            New York, New York 10019
                  --------------------------------------------
                    (Address of Principal Executive Offices)

                                 (212) 713-2848
                  --------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                  Paul Schubert
                           The India Growth Fund Inc.
                   c/o Mitchell Hutchins Asset Management Inc.
                           1285 Avenue of the Americas
                            New York, New York 10019
                  --------------------------------------------
                    (Name and Address for Agent for Service)

                                 With a copy to:
                            Laurence E. Cranch, Esq.
                               Rogers & Wells LLP
                                 200 Park Avenue
                            New York, New York 10166
                                 (212) 878-8000

                                EXPLANATORY NOTE

         This filing is made solely for the purpose of filing an Amendment to the Registration Statement of The India Growth Fund Inc. (the "Fund") to reflect (i) the amendment to the Fund's By-Laws requiring advance notice of any proposals brought by a stockholder at a stockholders' meeting; and (ii) the adoption of an amended Code of Ethics by the Fund.

         At a meeting of the Board of Directors of the Fund held on January 24, 2000, the Directors approved an amendment to the Fund's By-Laws (attached hereto as Exhibit I) setting forth provisions requiring a stockholder who wishes to make a proposal at a stockholders' meeting to give advance notice of the proposal.

         At the same meeting, the Directors adopted an amended Code of Ethics and Compliance Procedures (attached hereto as Exhibit II) to conform to the amendments to Rule 17j-1 under the Investment Company Act of 1940, adopted by the Securities and Exchange Commission on August 27, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mumbai, India on the 23rd day of March, 2000.



                                    THE INDIA GROWTH FUND INC.

                                    By:      /s/  P.S. Subramanyam
                                             P.S. Subramanyam
                                             President and Chairman of the Board

                                                                       EXHIBIT I




     Article I of the Corporation's Bylaws be, and it hereby is, amended to add as Section 11 thereof the following:

Section 11. Matters To Be Acted On at Stockholders Meetings

          (a) ANNUAL MEETINGS OF STOCKHOLDERS.

               (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only if made (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 11(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
          Section 11(a).

               (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owners, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owners, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owners, if any, and
          (y) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owners, if any.

               (3) Notwithstanding  anything in the second sentence of paragraph
          (a)(2) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by paragraph (a)(2) of this Section 11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.



          (b) SPECIAL MEETINGS OF STOCKHOLDERS.

               (1) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

               (2) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting,
          (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who (x) has given timely notice thereof meeting the requirements of Section 11(b)(3), (y) is a stockholder of record at the time of giving of such notice, and (z) is entitled to vote at the meeting.

               (3) To be timely, a stockholder's notice referred to in Section 11(b)(2) must have been delivered to the secretary of the Corporation at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice and the beneficial owners, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owners, if any, and (y) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owners, if any.

          (c) DECLARATION REGARDING IMPROPER BUSINESS. The chairman of an annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 11, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                                                      EXHIBIT II



                           THE INDIA GROWTH FUND INC.

                                 CODE OF ETHICS

                           As Amended January 24, 2000


         On October 31, 1980, the Securities and Exchange Commission (the "SEC") adopted Rule 17j-1 (as amended, the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act") to require investment companies to adopt a written code of ethics designed to deal with the potential "conflicts of interest" that might arise with regard to transactions by affiliated persons of an investment company. On August 27, 1999, the SEC adopted certain amendments to the Rule. The India Growth Fund Inc. (the "Fund") and the Fund's investment adviser, Unit Trust of India Investment Advisory Services Limited (the "Adviser"), have adopted this Code of Ethics (the "Code") pursuant to the Rule.

         The Rule makes it unlawful for any affiliated person of, or principal underwriter for, the Fund, or any affiliated person of the Adviser, in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by the Fund:

         (1) To employ any device, scheme or artifice to defraud the Fund;

         (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

         (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

         (4) To engage in any manipulative practice with respect to the Fund.

         This Code and the compliance procedures being adopted in connection herewith are designed to prevent such unlawful activities.

A.   DEFINITIONS.

     1. ACCESS PERSON. As used in this Code, the term "access person" shall mean: (a) any director, officer (other than the Assistant Secretary of the Fund), general partner or advisory person of the Fund or the Adviser; or (b) any director, officer, or general partner of a principal underwriter of the Fund who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of covered securities for the Fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of covered securities.

     2. ADVISORY PERSON. As used in this Code, the term "advisory person" shall mean (a) any employee of the Fund or of the Adviser, or of any company in a control relationship to the Fund or the Adviser, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of covered securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to the Fund or to the Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of covered securities by the Fund.

     3. COVERED SECURITY. As used in this Code, the term "covered security" means a security as defined in Section 2(a)(36) of the 1940 Act, except that it shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements), and shares issued by open-end investment companies registered under the 1940 Act. High quality short-term debt instruments mean any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a United States nationally recognized statistical rating organization.

     4. DISINTERESTED DIRECTOR. As used in this Code, the term "disinterested person" shall mean a director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

     5. INVESTMENT PERSONNEL. As used in this Code, "investment personnel" shall mean: (i) any employee of the Fund or the Adviser (or any company in a control relationship with either) who, in connection with his or her regular functions or duties, makes or participates in making any recommendations regarding the purchase or sale of securities by the Fund; and (ii) any natural person who controls the Fund or the Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

     6. PURCHASE OR SALE OF A COVERED SECURITY. As used in this Code, "purchase or sale of a covered security" includes, inter alia, the writing of an option to purchase or sell a covered security.

     7. SECURITY HELD OR TO BE ACQUIRED. As used in this Code, "security held or to be acquired" by the Fund shall mean (i) any covered security which, within the most recent 15 days, is or has been held by the Fund; or is being or has been considered by the Fund or the Adviser for purchase by the Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a covered security described in clause (i) of this Section A.7.

     8. AUTHORIZED PERSON. Shall mean an officer or appropriate employee of the Fund or the Adviser and such other persons as shall be specifically designated by the Directors of the Fund.

B.  CONFIDENTIALITY  OF FUND  TRANSACTIONS.

     1. Information relating to the Fund's portfolio and research activities is confidential. Whenever statistical information or research is supplied to or requested by the Fund or the Adviser, such information shall not be disclosed to any persons other than authorized persons. Consideration of a particular purchase or sale for the account of the Fund shall not be disclosed except to authorized persons.

     2. All brokerage orders for the purchase and sale of securities for the account of the Fund will be so executed as to assure that the nature of the transactions shall be kept confidential and disclosed only on a "need to know" basis until the information is publicly released in the normal course of business.

     3. If any officer, employee or director of the Fund or of the Adviser should obtain non-public information concerning the Fund's portfolio, such person shall respect the confidential nature of this information and shall not divulge it unless specifically authorized to do so by the President of the Fund.

     4. In order to assure  maximum  confidentiality:

          (a) The President of the Fund, or such other officer of the Fund or of the Adviser as he may designate, shall have the responsibility for coordinating all transactions for the purchase and sale of securities for the account of the Fund.

          (b) All orders for the purchase or sale of securities for the account of the Fund shall be placed for execution by one or more employees of the Adviser specifically designated to do so.

          (c) All records of the Fund's transactions shall be kept in a secure place and shall not be released to anyone other than authorized persons.

          (d) A representative designated by the Adviser shall make such inspections as he may deem necessary in order to assure compliance with this Section.

     5. For the purpose of compliance with Section 204A of the Investment Advisers Act of 1940, the provisions of this Section B regarding confidentiality shall apply to the Adviser with respect to all of its advisory clients to the same extent as it applies with respect to the Fund.

C.  PROHIBITED  PURCHASES AND SALES.

     1. No access person shall purchase or sell, directly or indirectly, any covered security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale is being purchased or sold by the Fund, or which the Adviser, or any advisory person of the Adviser, is actively considering for purchase or sale by the Fund. This prohibition shall continue until at least 15 days after the time that the Adviser or advisory person decides not to recommend such purchase or sale, or if such recommendation is made, until at least 15 days after the time that the Fund decides not to enter into, or completes, such recommended purchase or sale. This prohibition shall apply to any purchase or sale by any access person of any option to purchase or sell, or any security convertible into or exchangeable for a security being purchased or sold by, or actively considered for recommendation to, the Fund.

     2. Investment personnel must obtain written approval from a senior officer (designated for that purpose) of the Fund or the Adviser before directly or indirectly acquiring any beneficial ownership in any security in an initial public offering or in a private placement.

D. SCOPE OF THIS CODE OF ETHICS.

     1. BENEFICIAL OWNERSHIP. This Code of Ethics applies to any security in which the access person has "a direct or indirect beneficial ownership." For purposes of this Code, "beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, and includes accounts of a spouse, minor children and relatives resident in the access person's home, as well as accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement the access person obtains therefrom benefits substantially equivalent to those of ownership.

     2. EXEMPT PURCHASES AND SALES. The prohibitions set forth in Section C of this Code shall not apply to:

          (a) Purchases or sales effected in any security over which an access person or investment personnel has no direct or indirect influence or control;

          (b) Purchases or sales of securities which are not eligible for purchase or sale by the Fund, except that all acquisitions of beneficial ownership in securities in initial public offerings or private placements shall be subject to the approval requirements of Section C.2;

          (c) Purchases or sales which are nonvolitional on the part of either the access person or the Fund;

          (d) Purchases which are part of an automatic dividend reinvestment plan; and

          (e) Purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

E.  REPORTING  REQUIREMENTS  OF ACCESS  PERSONS.

     1. Reports Required. Unless excepted by Section E.2 of this Code, every access person of the Fund and of the Adviser must report to the Fund and the Adviser, respectively, as follows:

          (a) INITIAL HOLDINGS REPORTS. No later than ten days after the person becomes an access person, the following information (on the report form attached hereto as Appendix A):

               (i) The title, number of shares and principal amount of each covered security in which the access person had any direct or indirect beneficial ownership when the person became an access person;

               (ii) The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person as of the date the person became an access person; and

               (iii) The date that the report is submitted by the access person.

          (b) QUARTERLY TRANSACTION REPORTS. No later than ten days after the end of each calendar quarter, the following information (on the report form attached hereto as Appendix B):

               (i) With respect to any transaction during the quarter in a covered security in which the access person had a direct or indirect beneficial ownership:

                    (A) The date of the  transaction,  the title,  the  interest rate and maturity date (if applicable), the number of shares and the principal amount of each covered security involved;

                    (B) The nature of the transaction (i.e.,  purchase,  sale or any other type of acquisition or disposition);

                    (C)  The  price  of  the  covered   security  at  which  the
               transaction was effected;

                    (D) The name of the  broker,  dealer or bank with or through which the transaction was effected; and

                    (E) The date that the  report  is  submitted  by the  access person.

               (ii) With respect to any account established by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person:

                    (A) The name of the  broker,  dealer  or bank  with whom the access person established the account;

                    (B) The date the account was established; and

                    (C) The date that the  report  is  submitted  by the  access person.

          (c) ANNUAL HOLDINGS REPORTS. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted) (on the report form attached hereto as Appendix
     C):

               (i) The title, number of shares and principal amount of each covered security in which the access person had any direct or indirect beneficial ownership;

               (ii) The name of any broker, dealer or bank with whom the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person; and

               (iii) The date that the report is submitted by the access person.

          (d) DISCLAIMER OF BENEFICIAL OWNERSHIP. Any report may contain a statement declaring that the reporting of any such transaction shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the covered security to which the report relates.

          (e) SEC INSPECTION. Information supplied in the reports is available for inspection by the SEC at any time during the five-year period following the end of the fiscal year in which each report is made.

     2.  EXCEPTIONS  FROM REPORTING  REQUIREMENTS.

          (a) A person need not make a report under Section E.1 of this Code with respect to transactions effected for, and covered securities held in, any account over which the person has no direct or indirect influence or control.

          (b) A disinterested director of the Fund who would be required to make a report solely by reason of being a Fund director, need not make:

               (i) an initial holdings report or an annual holdings report as provided in this Code; and

               (ii) A quarterly transaction report under this Code, unless the director knew, or in the ordinary course of fulfilling his or her official duties as a Fund director, should have known, that during the 15-day period immediately before or after the director's transaction in a covered security, the Fund purchased or sold the covered security, or the Fund or the Adviser considered purchasing or selling the covered security.

     3. REVIEW OF REPORTS. Appropriate management or compliance personnel of the Fund and the Adviser will review the access person reports filed under this Code and report violations to the Board of Directors of the Fund in accordance with procedures approved by the Board.

     4. NOTIFICATION OF REPORTING OBLIGATION. Each of the Fund and the Adviser will identify all of its access persons who are required to make reports under this Code and must inform those access persons of their reporting obligations.

     5. ANNUAL CERTIFICATION. All access persons shall certify annually (on the form attached hereto as Appendix D) in writing to the Fund that (i) they have read the Code and recognize that they are subject to the Code's provisions, that they have complied and will comply with such provisions and that they have reported all personal securities transactions, holdings and securities accounts required to be disclosed or reported pursuant to the Code.

F. APPROVAL AND REPORTS.

     1. APPROVAL. The Fund's Board of Directors, including a majority of disinterested directors, must approve this Code, and any material changes to this Code. The Board of Directors must base its approval of this Code and any material change thereto on a determination that the Code contains provisions reasonably necessary to prevent access persons from engaging in conduct prohibited by the preamble to this Code. Before approving this Code, the Board of Directors must receive a certification from the Fund and the Adviser that each has adopted procedures reasonably necessary to prevent access persons from violating the Code of Ethics. The Board of Directors must approve a material change to this Code no later than six months after the adoption of the material change.

     2. REPORTS. At each quarterly meeting of the Board of Directors, the Fund and the Adviser will furnish to the Board of Directors for the Board of Directors to consider, a written report that:

          (a) Describes any issues arising under the Code or procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to material violations; and

          (b) Certifies that the Fund and the Adviser have adopted and are following procedures reasonably necessary to prevent Access Persons from violating the Code.

G. SANCTIONS.

     No Code of Ethics can cover every possible circumstance, and an individual's conduct must depend ultimately upon his or her sense of fiduciary obligation to the Fund and its shareholders. Nevertheless, this Code of Ethics sets forth the Fund's policy regarding conduct in those situations in which conflicts of interest are most likely to develop. Because the standards in this Code of Ethics are mandatory rather than permissive, careful adherence to the Code is essential.

     Upon discovering a violation of this Code, the Board of Directors of the Fund or the Adviser, as the case may be, may impose such sanctions as it deems appropriate under the circumstances. Violators may be required to give up any profit or other benefit realized from any transaction in violation of this Code. In addition, conduct inconsistent with this Code may result in a letter of censure or suspension or termination of the employment of the violator.

                                                                      Appendix A

               INITIAL REPORT OF SECURITIES HOLDINGS AND ACCOUNTS

             Date on which I become an Access Person ______________


Amount and Title of      Name of Broker             Check Type of Account
Covered Security:        Dealer or Bank
                                                 Pers.    Immed. Fam. Fiduciary
                    *                        *         *                       *
                    *                        *         *                       *
                    *                        *         *                       *
                    *                        *         *                       *
                    *                        *         *                       *
                    *                        *         *                       *
                    *                        *         *                       *
                    *                        *         *                       *
                    *                        *         *                       *
                    *                        *         *                       *
                    *                        *         *                       *

  The above is a record of (i) every covered security in which I had any direct or indirect beneficial ownership on the date I became an Access Person as more fully defined in the Fund's Code of Ethics; and (ii) the name of each broker, dealer or bank with whom I maintained an account in which any securities were held for my direct or in direct benefit as of the date I became an access person.

  Date:_______________________              Signature:__________________________

Note 1. This report shall not be construed as an admission by me that I have any direct or indirect beneficial ownership in the securities reported, which have been marked by me with an asterisk(*). Such securities holdings are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.

Note 2. Copies of brokerage statements are attached to this signed report in lieu of the above

Note 3.        Report must be submitted  within 10 days after becoming an Access
               Person.

                                                                      Appendix B

            QUARTERLY REPORT OF SECURITIES TRANSACTIONS AND ACCOUNTS

                 For Calendar Quarter Ending __________________


Amount and Title of           Date          Price       Name of Broker                        Check Type of Account    Approved by:
Covered Security:
                      Bought      Sold                 Dealer or Bank and      Pers.   Immed. Fam. Fiduciary         (if applicable)
                                                         Date Account was
                                                           Established

                    *         *          *          *                      *         *                       *      *
                    *         *          *          *                      *         *                       *      *
                    *         *          *          *                      *         *                       *      *
                    *         *          *          *                      *         *                       *      *
                    *         *          *          *                      *         *                       *      *
                    *         *          *          *                      *         *                       *      *
                    *         *          *          *                      *         *                       *      *
                    *         *          *          *                      *         *                       *      *
                    *         *          *          *                      *         *                       *      *
                    *         *          *          *                      *         *                       *      *


  The above is a record of (i) every transaction during the quarter in a covered security in which I had or by reason of which I acquired any direct or indirect beneficial ownership as more fully defined in the Fund's Code of Ethics; and (ii) each account established by me with a broker, dealer or bank in which any securities were held during the quarter for my direct or indirect benefit.

  Date:_______________________              Signature:__________________________

Note 1. If the transaction is other than a sale or purchase, please explain the transaction below.

Note 2. In the case of debt securities, include principal amount, interest rate and maturity date.

Note 3. This report shall not be construed as an admission by me that I have acquired any direct or indirect beneficial ownership in the securities involved in the transaction reported, which have been marked by me with an asterisk(*). Such transactions are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.

Note 4. Copies of brokerage statements are attached to this signed report in lieu of the above.

Note 5. Report must be submitted within 10 days after the end of the calendar quarter.

                                                                      Appendix C

                ANNUAL REPORT OF SECURITIES HOLDINGS AND ACCOUNTS

                   For Calendar Year Ending December 31, _____


Amount and Title of      Name of Broker             Check Type of Account
Covered Security:        Dealer or Bank
                                                 Pers.    Immed. Fam. Fiduciary
                    *                        *         *                       *
                    *                        *         *                       *
                    *                        *         *                       *
                    *                        *         *                       *
                    *                        *         *                       *
                    *                        *         *                       *
                    *                        *         *                       *
                    *                        *         *                       *
                    *                        *         *                       *
                    *                        *         *                       *
                    *                        *         *                       *


  The above is a record of (i) every covered security in which I had any direct or indirect beneficial ownership on the above calendar year end date as more fully defined in the Fund's Code of Ethics; and (ii) the name of each broker, dealer or bank with whom I maintain an account in which my securities were held for my direct or in direct benefit.

  Date:_______________________              Signature:__________________________

Note 1. This report shall not be construed as an admission by me that I have any direct or indirect beneficial ownership in the securities reported, which have been marked by me with an asterisk(*). Such securities holdings are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.

Note 2. Copies of brokerage statements are attached to this signed report in lieu of the above

Note 3.        Report must be filed within 30 days after the calendar year end.

                                                                      Appendix D

                            ANNUAL CERTIFICATION FORM

                  This is to certify that I have read and understand the Code of Ethics of The India Growth Fund, Inc. and Unit Trust of India Investment Advisory Services as amended January 24, 2000, and that I recognize that I am subject to the provisions thereof and will comply with these provisions.

                  This is to further certify that I have complied with the requirements of the Code of Ethics and that I have reported all personal securities transactions, holdings and securities accounts required to be disclosed or reported pursuant to the Code of Ethics.

                           Please sign your name here:________________________

                           Please print your name here:________________________

                           Please date here:________________

                           THE INDIA GROWTH FUND INC.
                 Compliance Procedures Regarding Code of Ethics
                         As amended on January 24, 2000



         The following procedures have been developed for assuring compliance with the Code of Ethics adopted by The India Growth Fund, Inc. (the "Fund") and Unit Trust of India Investment Advisory Services, Ltd., the investment adviser for the Fund, (the "Adviser") pursuant to Rule 17j-1 under the Investment Company Act of 1940 ("Rule 17j-1"). The Code of Ethics is attached hereto as Exhibit A and the defined terms used herein have the meanings given to them in the Code of Ethics. These procedures apply to and are being adopted by both the Fund and the Adviser. The compliance procedures will be administered by the Adviser.

         (1) The Adviser will maintain a list of persons constituting "access persons" as defined in the Code of Ethics, and will update the list of access persons as changes in personnel occur. It is not anticipated that the Fund will have employees; however, if the Fund does have employees who may be considered access persons as defined in the Code of Ethics, the Adviser will include such persons on the list of access persons. The Secretary of the Fund will advise the Adviser of any changes in the list of access persons who are officers, directors or employees (if any) of the Fund. The list of access persons as of the date of these procedures is attached hereto as Exhibit B.

         (2) The Adviser will send to each access person (other than disinterested directors of the Fund), at the time that such person becomes an access person, and in March of each year that such person continues to be an access person, a copy of the then current Code of Ethics, with a transmittal letter reminding the recipient that the recipient has certain duties under the Code of Ethics as an access person.

         (3) The Adviser shall obtain from each access person an Initial Report of Securities Holdings (in the form attached as Appendix A to the Code of Ethics), within ten days after such person becomes an access person, which contains the information required by the Code of Ethics for that report.

         (4) No later than five days prior to the end of each calendar quarter, the Adviser shall send to each person who is then an access person (other than disinterested directors of the Fund, unless the Adviser believes that the disinterested director had access to current information regarding the Fund's securities trading activities during such calendar quarter) a copy of the Quarterly Report of Securities Transactions and Accounts (in the form attached as Appendix B to the Code of Ethics), together with a request in the form attached hereto as Exhibit B that the access person complete the report as required by the Code of Ethics. The request also should indicate that the report must be submitted even if the access person has not engaged in any securities transactions or maintained any securities accounts during such quarter, and that the report should be returned to the Adviser within ten calendar days after the end of the calendar quarter.

         (5) No later than five days after the end of each calendar year, the Adviser shall send to each person who was an access person as of the end of the year (other than disinterested directors of the Fund) a copy of the Annual Report of Securities Holdings (in the form attached as Appendix C to the Code of Ethics), together with a request in the form attached hereto as Exhibit C that the access person complete the report as required by the Code of Ethics. The request should indicate that the report must be submitted even if the access person does not have any securities holdings or accounts as of the end of the calendar year, and that the report should be returned to the Adviser within 30 calendar days after the end of the year.

         (6) The Adviser shall obtain from each access person an Annual Certification Form (in the form attached as Appendix D to the Code of Ethics) certifying that such access person has read the Code of Ethics and recognizes that he or she is subject to its provisions, that he or she has complied and will comply with such provisions and that he or she has reported all personal securities transactions, holdings and securities accounts required to be disclosed or reported pursuant to the Code of Ethics.

         (7) The Adviser shall, at its principal place of business, maintain records in the manner and to the extent set out below and must make these records available to the Securities and Exchange Commission ("SEC") or any representative of the SEC at any time and from time-to-time for reasonably periodic, special or other examination:

         (i) a copy of the Code of Ethics that is in effect, or at any time within the past five years was in effect, shall be maintained in an easily accessible place;

         (ii) a record of any violation of the Code of Ethics, and of any action taken as a result of the violation, shall be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

         (iii) a copy of each report made by an access person under the Code of Ethics shall be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place;

         (iv) a record of all persons currently, or within the past five years, who are or were required to make reports under the Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place; and

         (v) a copy of the Adviser's annual report shall be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

         (vi) the Adviser shall maintain a record of any decision, and the reason supporting the decision, to approve the acquisition by investment personnel of securities in IPOs or private placements for at least five years after the end of the fiscal year in which the approval is granted.

         (8) The Adviser shall designate a compliance officer who shall be responsible for monitoring compliance by access persons and investment personnel with the Code of Ethics. The Adviser shall confirm the identity of this compliance officer to the Board of Directors at each quarterly Board meeting. The compliance officer shall review each report filed by access persons under the Code of Ethics and shall compare names of issuers listed in these reports with lists of portfolio securities held by the Fund during appropriate periods in order to determine whether any transactions effected by access persons violated any provision of the Code of Ethics. If the compliance officer determines that a transaction violated, or may have violated, the Code of Ethics, he or she shall immediately report this circumstance to the President of the Adviser, and the Adviser shall report that fact in the Adviser's Report to the Board of Directors of the Fund at the next regular quarterly meeting of the Board of Directors.

         (9) The Adviser shall submit to the Board of Directors, at each quarterly meeting of the Board, a list of all access persons and confirmation that each access person (where required) has submitted the latest quarterly securities transaction report completely and on a timely basis. The Adviser shall also confirm to the Board, at appropriate Board meetings, that all initial and annual securities reports required under the Code of Ethics have been submitted on a timely basis. If securities reports are not submitted completely or on a timely basis, the Adviser shall report such incomplete or untimely filings to the Board at each quarterly meeting.

                                                                       EXHIBIT B



                           THE INDIA GROWTH FUND INC.
                      Access Persons as of January __, 2000



                       Directors and Officers of the Fund








                Officers and Employees of the Adviser with Access








                   Officer's and Employees of UTI with Access





* Disinterested Directors